EXHIBIT 10.05
CONCUR TECHNOLOGIES, INC.
2007 EQUITY INCENTIVE PLAN1
1. PURPOSE.
The purpose of the Concur Technologies, Inc. 2007 Equity Incentive Plan (the “Plan”) is to provide incentives to attract, retain and motivate eligible persons, whose present and potential contributions are important to the success of the Company and its Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). Capitalized terms not defined elsewhere in the text are defined in Section 25.
2. SHARES SUBJECT TO THE PLAN.
2.1 Number of Shares Available. Subject to Sections 2.2 and 21, 7,000,000 Shares are available for grant and issuance under the Plan. In addition, any authorized shares not issued or subject to outstanding grants under any of the Company’s Amended and Restated 1994 Stock Option Plan, 1999 Stock Incentive Plan, Amended 1998 Directors Stock Option Plan and Amended 1998 Equity Incentive Plan (collectively the “Prior Plans”) on the Effective Date (as defined below) and any Shares issued under the Plan or any of the Prior Plans that are forfeited or repurchased by the Company prior to vesting (including any Shares removed from the Plan due to the reduction ratio set forth below) or that are issuable upon exercise of options or settlement of other awards granted pursuant to the Plan or any of the Prior Plans that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the applicable Prior Plan, but will be available for grant and issuance under this Plan. The following shares shall not become available for issuance under the Plan: (a) Shares tendered by Participants as full or partial payment to the Company upon exercise of Awards; (b) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations related to Awards; and (c) Shares reserved for issuance upon settlement of SARs, to the extent the number of such reserved Shares exceeds the number of Shares actually issued upon settlement of the SARs. Shares subject to SARs shall be counted against the Shares available for issuance under the Plan as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR. Any Award other than an Option or a SAR shall reduce the number of Shares available for issuance by 1.5 Share(s) for each Share settled from such Award. Any Award issued as an Option or a SAR shall reduce the number of Shares available for issuance by one Share. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs. The Company will reserve and keep available at least a sufficient number of Shares to satisfy the requirements of all Awards.
2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1, and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one fiscal year set forth in Section 3, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option or SAR may not be decreased to below the par value of the Shares.

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1 As adopted on January 22, 2007 and as amended on January 18, 2011. On January 18, 2011, the Board of Directors approved amendments to the Plan subject to approval by the stockholders at the Company's annual meeting of stockholders that occurred on March 15, 2011.

3. ELIGIBILITY.
ISOs may be granted only to employees (including officers and directors who are also employees at the time of grant) of the Company or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or Subsidiary. The Committee (or its designee under 4.1(c)) will from time to time determine in its sole discretion and designate the eligible persons who will be granted Awards under the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary and occasional. A person may be granted more than one Award under the Plan.
4. ADMINISTRATION.
4.1 Committee Authority. The Plan shall be administered by the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)
prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the Company’s legal department the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan; and may delegate authority to grant Awards within parameters established by the Committee to any person to whom such authority may be granted under applicable law;

(c)
select persons to receive Awards; provided that subject to applicable law, the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under applicable law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)	determine the terms of Awards;

(e)	determine the number of Shares (or other consideration, if an Award can be settled in other than Shares) subject to Awards;

(f)
determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan;

(l)
to take any action consistent with the terms of the Plan, either before or after an Award has been granted, that is necessary, desirable or advisable to comply with any governmental laws or regulatory requirement of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards or establishing any local country plans as sub-plans to this Plan; and

(m)	make all other determinations necessary or advisable for administration of the Plan.
4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

The Committee may delegate to one or more Executive Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine the Performance Period and any Performance Factors upon which vesting of any portion of such Award is to be subject. When required by Section 162(m) of the Code, then prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. In any calendar year the Committee shall not grant any Participant Awards covering an aggregate of more than 1,200,000 Shares, but with respect to Awards granted to any new employee of the Company or a Subsidiary (including any new employee who is also an officer and/or director of the Company or a Subsidiary) in the calendar year in which such person commences employment this aggregate limit shall instead be 1,500,000 Shares. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in regulations promulgated under Section 16 of the Exchange Act).
5. OPTIONS.
5.1 Grant of Options. The Committee may grant Options to Participants and will determine:

(a)	whether the Options will be ISOs or NSOs;

(b)	the number of Shares subject to the Option;

(c)	the Exercise Price of the Option;

(d)	the period during which the Option may be exercised;

(e)	the vesting and exercisability of the Option; and

(f)	all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan.
Each Option granted under the Plan will be evidenced by an Award Agreement, which shall expressly identify the Option as an ISO or NSO. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless the Committee otherwise specifies a later date.
5.2 Exercise Period; Expiration Date and Exercise. An Option will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such Option and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time. The Committee may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines. The Award Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted.
5.3 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than the Fair Market Value on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant.
5.4 Vesting and Termination.
(a) Vesting. Except as may be set forth in the Participant’s Award Agreement, any Option granted to a Participant will cease to vest on the Participant’s Termination Date. If the Participant does not exercise his or her

Option within the time specified by the Committee or as set forth in the Award Agreement, the Option shall terminate.
(b) Post-Termination Exercise Period. Subject to Section 10.4, following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested and exercisable as set forth below:
(i) no later than ninety (90) days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or
(ii) no later than three hundred sixty-five (365) days after the Termination Date in the case of Termination due to Disability or death, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option.
5.5 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.
5.6 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. The Award Agreement for an ISO shall require that, if a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Participant shall immediately notify the Company in writing of such Disqualifying Disposition.
5.7 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code and the regulations thereunder.
6. RESTRICTED STOCK AWARDS.
6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to grant Shares, that are subject to one or more risks of forfeiture (which may be based on Performance Factors or the passage of time in service or both), to a Participant. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the risk(s) of forfeiture to which the Shares will be subject and all other terms and conditions of the Restricted Stock Award. A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price within 30 days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within 30 days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value (but not less than the par value of the Shares when required by applicable law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Award Agreement, and in accordance with any procedures established by the Company.
6.3 Termination. Except as may be set forth in the Participant’s Award Agreement, any Restricted Stock Award will cease to vest on the Participant’s Termination Date.

7. STOCK BONUS AWARDS.
7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to a Participant of Shares (which may consist of fully-vested Stock, Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Subsidiary and any vesting requirement may be based on continuation in service or timely satisfaction of Performance Factors. No payment will be required for Shares awarded pursuant to a Stock Bonus Award (other than any minimum payment required by applicable law which may be made with any legal form of consideration for Shares that is acceptable to the Committee).
7.2 Form of Payment to Participant. The Stock Bonus Award shall be settled within the period of time permitted under Section 409A of the Code without triggering the “additional tax” under Section 409A(a)(1)(B) of the Code. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments, all as the Committee determines.
7.3 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, any Stock Bonus Award will cease to vest on the Participant’s Termination Date.
8. STOCK APPRECIATION RIGHTS.
8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in Shares (which may consist of Restricted Stock or RSUs), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Subsidiary.
8.2 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted.
8.3 Exercise Price. The Committee will determine the Exercise Price of the SAR when the SAR is granted, however the Exercise Price shall not be less than the Fair Market Value on the date of grant.
8.4 Termination.
(a) Vesting. Any SAR granted to a Participant will cease to vest on the Participant’s Termination Date. If the Participant does not exercise his or her SAR within the time specified by the Committee or as set forth in the Award Agreement, the SAR shall terminate.
(b) Post-Termination Exercise Period. Subject to Section 10.4, following a Participant’s Termination, such Participant’s SAR may be exercised to the extent vested and exercisable as set forth below:
(i) no later than ninety (90) days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after the Expiration Date of the SAR; or
(ii) no later than three hundred sixty-five (365) days after the Termination Date in the case of Termination due to Disability or death, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after its Expiration Date.
9. RESTRICTED STOCK UNITS.
9.1 Awards of Restricted Stock Units. An RSU is an award to a Participant covering a number of Shares that may, in the discretion of the Company, be settled in cash, or by issuance of those Shares for services to be rendered or for past services already rendered to the Company or any Subsidiary.
9.2 Form and Timing of Settlement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements to avoid imposition of the additional tax and interest provided under Section 409A of the Code (or any successor provision) and any regulations or rulings promulgated thereunder.

Payment may be made in the form of cash or whole Shares or a combination thereof in a lump sum payment, all as the Committee determines.
10. OTHER PROVISIONS.
10.1 Distribution of Award Agreements and Plan. The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
10.2 Form of Award Agreement(s). Each Award granted under the Plan will be evidenced by an Award Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
10.3 Procedures for Exercising or Settling an Award. A Participant or Authorized Transferee may exercise or settle Awards by following the procedures established by the Company’s stock administration department, as communicated and made available to Participants through the Company’s electronic mail system, intranet site or otherwise.
10.4 Black-out Periods and Post-Termination Exercisability. If exercise or settlement of an Award is prevented due to any trading restriction with respect to the Company’s Shares that is in effect at the time of such Participant’s Termination, then the applicable time for exercise or settlement shall be tolled until such trading restriction lapses, but not beyond the earlier to occur of (i) the applicable Expiration Date and (ii) the last date on which exercise or settlement could occur without subjecting such Award to the tax and interest imposed by Section 409A of the Code.
10.5 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option or SAR; provided that the minimum number will not prevent a Participant from exercising an Option or SAR for the full number of Shares for which it is then exercisable. An Option or a SAR may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option or SAR shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option or SAR on the date of death.
10.6 Terms of Awards. The Committee will determine an Award’s terms, including, without limitation: (a) the number of Shares deemed subject to the Award; (b) the time or times during which the Award may be exercised and (c) such other terms and conditions and conditions as the Committee deems appropriate. Awards may be subject to performance goals based on Performance Factors during any Performance Period as may be set out in advance in the Participant’s Award Agreement. The Committee may adjust the performance goals applicable to Awards to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances.
11. PAYMENT FOR SHARE PURCHASES.
11.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a)	in cash or cash equivalent (including by check);

(b)
in the case of exercise by the Participant, a Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)
by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been paid for within the meaning of SEC Rule 144;

(d)
in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by waiver of compensation due or accrued to the Participant for services rendered; and

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Shares exists:
(1) through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or
(2) through a “margin” commitment from the Participant or Authorized Transferee and an NASD dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.
11.2 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price and compliance with other conditions and procedures established by the Company for the purchase of Shares, the Company shall issue the Shares registered in the name of the Participant or Authorized Transferee and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.
12. WITHHOLDING TAXES.
12.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy minimum federal, state, local and foreign income or social security tax withholding requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy minimum tax withholding requirements of applicable law.
12.2 Stock Withholding. When, under applicable tax laws, a Participant incurs a tax liability in connection with the grant, exercise, vesting or payment of any Award that is subject to tax withholding and the Participant is obligated to pay the Company (or a Subsidiary) the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
13. PRIVILEGES OF STOCK OWNERSHIP.
No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.
14. TRANSFERABILITY.
As may be permitted by the Committee (and to the extent permitted by applicable law and the terms of the Award Agreement), a Participant may transfer an Award to an Authorized Transferee. Absent such permission, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.
15. RESTRICTIONS ON SHARES.
At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award documentation a right to repurchase all or a portion of a Participant’s Shares that are not “Vested Shares” (as defined in the Award documentation), following the Participant’s Termination, at any time within 90 days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price.
16. CERTIFICATES.
All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.
17. ESCROW.
To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.
An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.
19. NO OBLIGATION TO EMPLOY.
Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s employment or other relationship at any time, with or without cause, as applicable laws allow.
20. REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS.
The repricing of Options or SARs without prior stockholder approval is prohibited. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of an Option or SAR to lower its exercise price; (b) any other action that is treated as a repricing under generally accepted accounting principles; and (c) canceling an Option or SAR, at a time when its exercise price is equal to or greater than the fair market value of the underlying stock, in exchange for another Option, SAR, Restricted Stock Award or other equity award, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an Option or SAR exchange, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. For the avoidance of doubt, except in connection with a Corporate Transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options or

SARs may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
21. CORPORATE TRANSACTIONS.
21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described hereunder, such Awards will expire on the closing of such transaction at such time and on such conditions as the Committee will determine.
21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.
21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Shares subject to Awards granted to substitute or assume outstanding awards granted by another company in connection with an acquisition shall not reduce the number of Shares available for issuance under Section 2.1 of the Plan.
22. ADOPTION, STOCKHOLDER APPROVAL AND TERM.
The Plan was adopted by the Board on January 22, 2007. The Plan shall become effective upon approval by stockholders of the Company, consistent with applicable laws. The Plan will terminate ten years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 23.
23. AMENDMENT OR TERMINATION OF PLAN AND AWARDS.
The Board may at any time terminate, amend or suspend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. Subject to the provisions of Section 20 of the Plan, the Committee may modify, extend or renew outstanding Awards and authorize the grant of Awards in substitution thereof; provided that any such action (including any amendment to the Plan) may not, without the written consent of a Participant, impair any of a Participant’s rights under Award previously granted.
24. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN.
Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.
25. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:
(a)  “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.
(b) “Award” means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Bonus.
(c) “Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(f) “Committee” means the Board and such other committee appointed by the Board to administer the Plan.
(g) “Company” means Concur Technologies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
(h) “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
(i) “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee, except in the case of an ISO when it shall mean a “permanent and total disability” within the meaning of such phrase in Section 22(e)(3) of the Code.
(j) “Effective Date” means the date stockholders approve the Plan pursuant to Section 22 of the Plan.
(k) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
(l) “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.
(m) “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(n) “Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.
(o) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)
if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(2)
if such Common Stock is publicly traded but is not admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported online by a website designated by the Committee in good faith; or

(4)	if none of the foregoing is applicable, by the Committee in good faith.
(p) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
(q) “ISO” means an Option designated by the Committee at the time of grant as intended to receive the treatment provided under Section 422 of the Code.
(r) “NSO” means an Option that is not designated an ISO by the Committee at the time of grant or does not qualify as an ISO at the time of grant (for example, an Option granted to a non-employee).
(s) “Option” means an Award pursuant to Section 5 of the Plan.
(t) “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company or any Subsidiary.
(u) “Participant” means a person who receives an Award under the Plan.
(v) “Performance Factors” include, but are not limited to, some or all of the factors selected by the Committee from among the measures below to determine whether performance goals established by the Committee and applicable to Awards have been satisfied:

(1)	Net revenue and/or net revenue growth;

(2)	Earnings before interest, taxes, depreciation and amortization, including earnings before interest, taxes, depreciation and amortization as adjusted by the Company in publicly reported statements;

(3)	Operating income, including operating income as adjusted by the Company in publicly reported statements;

(4)	Net income, including net income as adjusted by the Company in publicly reported statements;

(5)	Earnings per share, including net income as adjusted by the Company in publicly reported statements;

(6)	Total stockholder return;

(7)	Return on equity;

(8)	Market share;

(9)	Return on investment;

(10)	Cash flow, including cash flow from operations;

(11)	Employee productivity and satisfaction metrics;

(12)	Economic value added;

(13)	Strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); and

(14)	Individual confidential business objectives.
(w) “Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for the Award.
(x) “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
(y) “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.
(z) “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.
(aa) “SEC” means the United States Securities and Exchange Commission.
(bb) “Securities Act” means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.
(cc) “Shares” means shares of the Company’s Common Stock $0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.
(dd) “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
(ee) “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.
(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(gg) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.
(hh) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser to the Company or a Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a Company approved leave of absence; and provided further, that during any Company approved leave of absence, vesting of Awards shall be suspended or continue in accordance with applicable Company policies. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”); further, the Termination Date will not be extended by any notice period mandated under local law.